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                                                                   EXHIBIT 23-10


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-3 (Registration Nos. 33-53207 and 33-64296) of The Detroit Edison Company and Form S-8 (Registration No. 333-00023) of DTE Energy Company and in the Prospectus and Proxy Statement constituting a part of the Registration Statement on Form S-3 (Registration No. 33-57545) of DTE Energy Company of our report dated January 23, 1995 except for
Note 1, paragraph one and three, which is as of January 1, 1996 appearing on page 38 of this Form 10-K.



Price Waterhouse LLP
Detroit, Michigan

March 24, 1997